UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2004

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85007
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01. Notice of Delisting.
Item 8.01. Other Events.
SIGNATURE

Item 3.01. Notice of Delisting.

Please see below under Item 8.01.

Item 8.01. Other Events.

Schuff International, Inc. (the “Company”), today filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company is eligible to deregister pursuant to Securities Exchange Act of 1934 Rule 12g-4(a)(1)(i) because it has fewer than 300 shareholders of record. The Company’s Board of Directors believes that the anticipated reduction in administrative costs and other savings associated with deregistration are in the best interests of the Company.

The Company’s Board of Directors determined, after careful consideration, that deregistering is in the overall best interests of the Company’s stockholders. Several factors were considered by the Board in making this decision, including, but not limited to, the following:

•	The substantial reduction or elimination of significant legal, accounting, and printing costs associated with the preparation and filing of the Company’s periodic reports and other filings with the SEC;

•	The elimination of substantial increases in legal, audit and other costs associated with being a public company in light of new regulations promulgated as a result of the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

•	The concentration of stock ownership in relatively few holders of the Company’s common stock; and

•	The anticipated decrease in the liquidity of the Company’s common stock.

As of the date of filing the Form 15, the Company’s obligation to file reports under the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, will be suspended. The deregistration will not become effective, however, until the SEC terminates the registration, which the Company expects to occur within 90 days. Note that, at any time prior to certification of deregistration by the SEC, the Company reserves the right to voluntarily withdraw the Form 15.

Despite the suspension of its obligation to file periodic financial reports, the Company will continue to file periodic reports with the SEC on a voluntary basis as provided in the Indenture between the Company and Bank of New York, as trustee for the holders of the Company’s 10 1/2% senior notes due 2008, of which approximately $85 million in principal amount remains outstanding. The Company will continue to file periodic reports with the SEC until the notes are paid in full or the provision requiring filing of periodic reports is amended or waived.

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The Company also has notified the American Stock Exchange that it plans to voluntarily delist from AMEX in conjunction with its Form 15 deregistration application. Following the delisting, the Company anticipates that its shares will be traded in the over the counter market, but can make no assurances that any broker will make a market in the Company’s common stock.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.
/s/ Michael R. Hill
Michael R. Hill
Date: November 16, 2004	Vice President and Chief Financial Officer

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